CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 3 to Registration Statement No. 33-37204 on Form S-3, and Post-Effective Amendment No.1 to Registration Statement 33-42675 on Form S-8 of our report dated January 10, 1998, which report raises substantial doubt about the Company's ability to continue as a going concern, relating to the consolidated financial statements and schedule of Health Professionals, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1997.

                                             /s/  BDO Seidman, LLP
                                             -----------------------
                                             BDO Seidman, LLP

Miami Florida
January 13, 1998